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                                                                   EXHIBIT 10.96

                            HURRAY! HOLDING CO., LTD.

                                   QINDAI WANG

                                       and

                                     QIN YU

                                   CHEN ZHANG

                                   ----------

                            SUPPLEMENTAL AGREEMENT TO
                       AGREEMENT ON TRANSFER OF SHARES OF
                 BEIJING ENTERPRISE NETWORK TECHNOLOGY CO., LTD.

                                   ----------

                     Dated the fourth day of November, 2004

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                            SUPPLEMENTAL AGREEMENT TO
                         AGREEMENT ON TRANSFER OF SHARES

THIS AGREEMENT (the "Agreement") is entered into as at the fourth day of November, 2004 in Beijing City amongst:

Party A: Hurray! Holding Co., Ltd.
Address: Room 305, China Resources Building, No. 8 Jianguomenbei Avenue, Dongcheng District, Beijing 100005
Legal Representative: Songzuo Xiang

Party B: Qindai Wang
Address: Room 305, China Resources Building, No. 8 Jianguomenbei Avenue, Dongcheng District, Beijing 100005
ID Card No.: 110102641107155

(Party A and Party B are collectively referred to as the "Transferee")

Party C: Qin Yu
Address: Room 2306, No. 5 Modern City, No. 88 Jianguo Road, Chaoyang District, Beijing
ID Card No.: 320581196509030454

Party D: Chen Zhang
Address: No. 46-7-164, South Zhongguan Village Street, Haidian District, Beijing ID Card No.: 1101108760130721

(Party C and Party D are collectively referred to as the "Transferor")

WHEREAS:

1. Beijing Enterprise Network Technology Co., Ltd. ("Beijing Network") is a limited liability company legally incorporated and validly existing under the laws of the PRC.

2. Party A is a limited liability company legally incorporated and validly existing under the laws of the PRC and Party B is a Chinese citizen having full civil capacity.

3. The Transferor and the Transferee signed the Agreement to Transfer of Shares of Beijing Enterprise Network Technology Co., Ltd. (the "Share Transfer Agreement") on April 8, 2004, pursuant to which, the Transferor has transferred all its equity interests in Beijing Network to the Transferee. At present, the registration in respect of the transfer with the industrial and commercial administrative department is completed and the Transferee has become the shareholder named in the register of members of Beijing Network.

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4. The Transferor and the Transferee intend to make an adjustment to the price in connection with the share transfer of Beijing Network.

Based on the principles of equality, mutual benefits and honesty, and in accordance with applicable laws and regulations, the parties hereto, after friendly consultation, hereby execute this Agreement in respect of the above matters as follows:

Article 1   Consideration for Share Transfer and Payment Terms

1. The parties hereto agree that the price of this share transfer shall be increased by RMB18,622,125 (In Words: Renminbi Eighteen Million Six Hundred Twenty-Two Thousand One Hundred And Twenty-Five Only) to RMB 475,911,625.

2. The parties hereto agree that the Transferee shall pay to the Transferor the increased portion of the price for the share transfer in full by wire transfer within five working days after this Agreement becomes effective. The bank account designated by the Transferor is as follows:

Name of Account:   Qin Yu

Name of the Bank:  Business Department, Headquarter of China Everbright Bank

Bank Code:         240

Account No.:       08352111-01-01-0000006-06

Article 2   Effective Date

1. This Agreement shall become effective once it is signed and sealed by the parties hereto or its duly authorized representative.

2. The parties hereto shall, within one month after this Agreement becomes effective or other time as otherwise agreed by the parties, do all such acts as are necessary in good faith to give effect to the share transfer as mentioned herein, including but not limited to signing or procuring a third party to sign any documents or applications, or obtaining any relevant approvals, consents or permissions for the purposes of the performance of this Agreement.

Article 3   Representations, Undertakings and Warranties by the Transferor

1. The Transferor has all necessary rights, powers and authority to execute and perform all its obligations and liabilities hereunder, and this Agreement shall be legally and validly binding upon the Transferor once it is signed.

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2. The execution and performance of this Agreement by the Transferor shall not be in violation of any laws and legal instruments such as its articles of association, contracts and agreements by which it is bound.

3. There is no false representation or omission with regard to any representations or warranties made or given by the Transferor in this Agreement.

Article 4   Representations, Undertakings and Warranties by the Transferee

1. The Transferee is a legal person legally incorporated and validly existing under the laws of the PRC or a Chinese citizen having full civil capacity.

2. The Transferee has the full rights to effect any matters set forth herein, and has obtained all approvals and/or authorization to execute and perform this Agreement.

3. The Transferee will perform its obligation to pay to the Transferor the consideration for share transfer in strict compliance with this Agreement.

Article 5   Confidentiality

        Unless expressly stated or required by the PRC laws and regulations, relevant articles of association, or other applicable laws and regulations, and without the consent of the other party, no party shall disclose to a third party other than the parties involved in this transaction the content of this Agreement prior to the completion of such transaction mentioned herein, save for the disclosure to any associates of and professional personnel retained by the parties, and to relevant departments or general public for the purposes of the approval of listing.

Article 6   Undertaking of Costs

1. The parties agree that they will undertake all costs arising from the employment of their respective professional personnel, such as lawyers, accountants, valuers and financial advisers.

2. Any taxation obligations arising from this share transfer shall be borne by the Transferor and the Transferee, respectively, according to law.

Article 7   Liabilities for Breach of Contract

If the Transferee fails to pay the increased portion of the price for share transfer within the period stipulated by this Agreement, it shall pay to the Transferor liquidated damages which is calculated at a rate of 0.02% of the total increased portion of the price for share transfer for each day overdue. The two Transferees hereto shall jointly and severally be liable for the above liquidated damages.

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Article 8   Governing Law and Dispute Resolution

1. The execution of this Agreement, its effectiveness, interpretation, implementation and disputes resolution shall be governed by applicable laws of the PRC.

2. Any disputes arising from or in connection with this Agreement shall be settled through friendly consultation between the parties hereto.

3. In the event that a settlement of the above dispute cannot be reached through friendly consultation within thirty days from the date of occurrence of the dispute, the dispute shall be referred to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitral award shall be final and conclusive, and shall have binding effect upon the parties hereto. The arbitration shall take place in Beijing, China.

4. If any article hereof is held to be invalid in accordance with applicable laws, the continuous validity and performance of the other articles of this Agreement shall not be affected.

Article 9   Unresolved Matters and Amendment to this Agreement

1. Any unresolved matters herein shall be handled in accordance with the requirements of the Share Transfer Agreement. The parties hereto agree that any other unresolved matters herein shall, after the execution of this Agreement, be settled between them through further consultation and confirmed by supplemental agreement in writing. Such supplemental agreement shall constitute an integral part of this Agreement.

2. This Agreement shall constitute an integral part of the Share Transfer Agreement. In the event of any conflict between the Share Transfer Agreement and this Agreement, this Agreement shall prevail.

Article 10  Languages

This Agreement is executed in Chinese language in 6 original counterparts and each party shall keep one copy. The remaining counterparts shall be used for the filings and registration with the industrial and commercial administrative department. All counterparts shall have the same legal effect.

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                            SUPPLEMENTAL AGREEMENT TO
                         AGREEMENT ON TRANSFER OF SHARES

                                 Execution Page
                             (No text in this page)

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first above written.


Party A: HURRAY! HOLDING CO., LTD.

By Legal Representative/Authorized Representative:  Signed and Sealed
                                                  --------------------------


Party B: QINDAI WANG

By:  /s/ Qindai Wang
   --------------------------


Party C: QIN YU

By:  /s/ Qin Yu
   --------------------------


Party D: CHEN ZHANG

By:  /s/ Chen Zhang
   --------------------------